As filed with the Securities and Exchange Commission on February 18, 2004.

Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ALLIANCE BANKSHARES CORPORATION

(Name of small business issuer in its charter)

Virginia	6021	46-0488111
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

14280 Park Meadow Drive, Suite 350, Chantilly, Virginia 20151 (703) 814-7200

(Address and telephone number of principal executive offices)

Copies to:

Paul M. Harbolick, Jr.
Executive Vice President
and Chief Financial Officer
Alliance Bankshares Corporation
14280 Park Meadow Drive,
Suite 350
Chantilly, Virginia 20151
Telephone: (703) 814-7200
(Name, address and telephone number of agent for service)

Copies to:

Jacob A. Lutz, III, Esq. Troutman Sanders LLP 1111 East Main Street Richmond, Virginia 23219 Telephone: (804) 697-1490	Wayne A. Whitham, Jr., Esq. Williams Mullen A Professional Corporation 1021 East Cary Street Richmond, Virginia 23219 Telephone: (804) 783-6473

     Approximate date of proposed sale to the public: As soon as practicable following the effectiveness of this Registration Statement.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-111575

If this Form is a post-effective amendment filed pursuant to 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of each class of	Amount to be	offering price	aggregate	Amount of
securities to be registered	registered	per share	offering price	registration fee

Common Stock, par value $4.00 per share	246,911 shares	$17.00	$4,197,487	$532

     This registration statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

     In accordance with Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), the contents of the Registration Statement on Form SB-2, File No. 333-111575, filed by Alliance Bankshares Corporation (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) on December 24, 2003, and as amended on January 16, 2004, including the exhibits thereto, and declared effective by the Commission on February 17, 2004, are hereby incorporated by reference into this registration statement. This registration statement is being filed with respect to the registration of an additional 246,911 shares of the Registrant’s common stock, par value $4.00 per share, pursuant to Rule 462(b) under the Securities Act.

SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the City of Chantilly, State of Virginia, on February 18, 2004.

ALLIANCE BANKSHARES CORPORATION (Registrant)
By:	/s/ PAUL M. HARBOLICK, JR. Paul M. Harbolick, Jr. Executive Vice President, Chief Financial Officer, Corporate Secretary

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

* Thomas P. Danaher	Director and Chairman of the Board	2/18/04
* William M. Drohan	Director	2/18/04
* Lawrence N. Grant	Director	2/18/04
/s/ PAUL M. HARBOLICK, JR. Paul M. Harbolick, Jr.	Executive Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)	2/18/04
* Harvey E. Johnson, Jr.	Director	2/18/04
* Serina Moy	Director	2/18/04
* George S. Webb	Director	2/18/04
* Robert G. Weyers	Director	2/18/04
/s/ THOMAS A. YOUNG, JR. Thomas A. Young, Jr.	Director, President and Chief Executive Officer (principal executive officer)	2/18/04

* Paul M. Harbolick, Jr., by signing his name hereto, signs this document on behalf of each of the persons indicated by an asterisk above pursuant to powers of attorney duly executed by such persons and previously filed with the Securities and Exchange Commission as part of the Registration Statement on Form SB-2, File No. 333-111575, as amended, referenced herein.

Dated: February 18, 2004	/s/ PAUL M. HARBOLICK, JR. Paul M. Harbolick, Jr.

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Troutman Sanders LLP
23.1	Consent of Troutman Sanders LLP (included in Exhibit 5.1)
23.2	Consent of Yount, Hyde & Barbour, P.C.